EXHIBIT 99.2

GLOBAL MEDICAL REIT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Global Medical REIT, Inc. made the following acquisition since September 1, 2012:

Property Name	Date of Acquisition	Net Purchase Price
The Facility in Omaha, Nebraska	June 5, 2014	$21.7 million

The unaudited pro forma condensed consolidated balance sheet assumes that the 2014 acquisition occurred on February 28, 2014 and the unaudited pro forma condensed consolidated statements of operations assume that all acquisitions described above occurred on September 1, 2012.

In management’s opinion, all adjustments necessary to reflect the effects of these acquisitions have been made. The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of the period presented, nor does it purport to represent the results of operations for future periods.

GLOBAL MEDICAL REIT, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of February 28, 2014

	February 28, 2014	Adjustments for the Facility Acquisition		Adjustments for the July 17 Transactions		Pro Forma

Assets
Cash and cash equivalents	$3,415	$962,597	A, B, C, D, H	(21,300)	F	$944,712
Prepaid expenses	3,632	-				3,632
Building		21,710,000	A			21,710,000
Deferred financing costs, net		273,191	B			273,191
Total assets	$7,047	$22,945,788				$22,931,535

Liabilities and Equity

Liabilities:
Accounts payable and accrued expenses	20,989	$ 218,690	B			239,679
Due to affiliates	23,315	434,200	C			457,515
Notes payable to affiliates		7,776,680	D	(2,932,040)	E	5,169,963
Notes payable		15,060,000	A			14,734,677
Total liabilities	44,304	23,489,570				20,601,834

Equity:
Stockholders' Equity
Common stock: Authorized: 200,000,000 shares, par value $.001, 8,000,000 shares issued and outstanding	8,000			92,000	E	100,000
				2,840,040	E
Additional paid in capital	72,000					2,912,040
Deficit accumulated during the development stage	(117,257)	(543,782)	A	(21,300)	F	(682,339)

Stockholders' Equity	(37,257)	(543,782)				2,329,701

Total Liabilities and Stockholders’ Equity:	$7,047	$22,945,788				$22,931,535

Adjustments

A

To record the acquisition of hospital facility located at 1870 S 75th Street, Omaha, Nebraska (the "Facility").  Investment property and intangible lease assets were recorded at fair value. Pro forma adjustments related to these amounts are preliminary and subject to change.

B

To record the pro forma effect of the Company’s acquisition expenses related to the acquisition of the Facility.  These costs include approximately $150,000 of loan broker, $29,000 of due diligence, and $39,690 of legal expenses and were determined through review of the settlement statement. To also record the deferred financing costs that includes the above acquisition costs and $54,501 in additional legal expenses.

C

To record the pro forma effect of the Company’s acquisition fee of 2% related to the acquisition of the Facility. The amount is calculated as 2% of the $21,710,000 facility price.

D

To record the pro forma effect of additional capital used to fund the acquisition of the Facility initially provided by the Heng Fai loan.  On May 31, 2014, $7,776,680 of financing was provide by Heng Fai, majority shareholder and was non-interest bearing.

E

To record the July 17, 2014 conversion of $7,468,142 of the Heng Fai loan to Convertible Debenture that bears interest at the rate of 8% per annum and is convertible into shares of common stock at a conversion price of $0.03187 per share.  Interest is payable monthly and the principal balance is due in full on June 31, 2015. The conversion price of the Convertible Debentures is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events. In addition, to record the issuance of 92,000,000 shares of our unregistered common stock upon conversion of $2,932,040 principal amount of the Convertible Debenture held by HFE USA, LLC, a wholly owned subsidiary of Heng Fai.

F

To record the July 17, 2014 one-time dividend of $0.000213 per share payable to the holders of its common stock of record as of the close of business on July 31, 2014.

H

To record cash inflows of $7,776,680 for the Heng Fai loan, $434,200 for the accrual of the acquisition fee, and $218,690 for the accrual of the acquisition expenses, and then the cash out flow of $7,466,973 for the net cash impact on the purchase of the facility.

GLOBAL MEDICAL REIT, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Six Months Ended February 28, 2014

	Six months ending February 28, 2014	Adjustments for the Acquisition			Adjustments for July 17 Transactions		Pro Forma

Revenues:
Rental revenue	$-		$782,984	B			$782,984

Expenses:
Property operating expenses	-		290	B			290
Land lease expense	-		29,939	B			29,939
Depreciation	-		278,333	B			278,333
Asset management fees	-		3,915	B			3,915
General and administrative expenses	21,352		2,253	B			23,605
Total expenses	21,352		314,730				336,082

Other expenses:
Interest expense	-		409,862	A, C	193,786	D	603,648

Net loss attributable to common stockholders	$(21,352)		$58,392				$(156,746)
Basic and diluted loss per common share:	$0	$					$0
Weighted average number common shares outstanding	100,000,000						100,000,000

Adjustments

A

To record the pro forma effect of $364,330 of interest expense on borrowings of $15.06 million term loan with Capital One, National Association related to the acquisition of the Facility assuming that the borrowing was outstanding as of September 1, 2012. The interest rate was 4.91% as of the date of acquisition.

B

To record the pro forma effect of the Company’s acquisition of the Facility based on its historical results of operations assuming that the acquisition had occurred on September 1, 2012. Depreciation was calculated as straight line over a 39 year life ($21,710,000 / 39 years = $556,667 a year or $278,333 for six months).

C

To record the pro forma effect of the Company’s amortization calculated based on the deferred financing costs incurred ($273,191/ 3 year term or $91,604 a year and $45,532 for six months)

D

To record the pro forma effect of the July 17, 2014 conversion of $7,468,142 of the Heng Fai loan to Convertible Debenture that bears interest at the rate of 8% per annum and is convertible into shares of common stock at a conversion price of $0.03187 per share.  To also record the impact of conversion of $2,932,040 principal amount of the Convertible Debenture into 92,000,000 common stock shares on July 17, 2014.  This results in $193,786 of interest expense for six months ($4,844,640 outstanding of Convertible Debentures at 8%).

GLOBAL MEDICAL REIT, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended August 31, 2013

	Year Ended August 31, 2013		Adjustments for the Acquisition		Adjustments for July 17 Transactions		Pro Forma

Revenues:
Rental revenue	$		$1,527,962	B			$1,527,962

Expenses:
Property operating expenses			853	B			853
Land lease expense			54,887	B			54,887
Depreciation and amortization			556,667	B			556,667
Asset management fees			7,602	B			7,602
General and administrative expenses		45,338	8,611	B			53,949
Total expenses		45,338	628,620				673,958

Other expenses:
Interest expense			830,996	A,C	387,571	D	1,218,567

Net income (loss) attributable to common stockholders		$(45,338)	$68,346				$(364,563)
Basic and diluted income (loss) per common share:		$(0.00)	$-				$0
Weighted average number common shares outstanding		100,000,000	-				100,000,000

Adjustments

A

To record the pro forma effect of $739,392 of interest expense on borrowings of $15.06 million term loan with Capital One, National Association related to the acquisition of the Facility assuming that the borrowing was outstanding as of September 1, 2012. The interest rate was 4.91% as of the date of acquisition.

B

To record the pro forma effect of the Company’s acquisition of the Facility based on its historical results of operations assuming that the acquisition had occurred on September 1, 2012. Depreciation was calculated as straight line over a 39 year life ($21,710,000 / 39 years = $556,667 a year).

C

To record the pro forma effect of the Company’s amortization calculated based on the deferred financing costs incurred ($273,191 / 3 year term or $91,604 a year)

D

To record the pro forma effect of the July 17, 2014 conversion of $7,468,142 of the Heng Fai loan to Convertible Debenture that bears interest at the rate of 8% per annum and is convertible into shares of our common stock at a conversion price of $0.03187 per share.  To also record the impact of conversion of $2,932,040 principal amount of the Convertible Debenture into 92,000,000 common stock shares on July 17, 2014.  This results in $387,571 of interest expense ($4,844,640 outstanding of Convertible Debentures at 8%).

GLOBAL MEDICAL REIT, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(1)

Investment Properties Acquired After September 1, 2012

On June 5, 2014, Global Medial REIT, Inc. (the “Company”, “we”, “us”, “our”) acquired a 56-bed long term acute care hospital located at 1870 S 75th Street, Omaha, Nebraska (the “Facility”) for a purchase price of $21.7 million (the “Purchase Price”). The Facility is operated by Select Specialty Hospital - Omaha, Inc. pursuant to a sublease which expires in 2022, with sublessee options to renew up to 60 years (the “operating lease”). Also, the real property where the Facility and other improvements are located is subject to a land lease with Catholic Health Initiatives, a Colorado nonprofit corporation (the “land lease”). The land lease expires in 2022 with sublessee options to renew up to 60 years. As part of our acquisition of the Facility, the Company acquired the operating lease and the land lease and will become bound by the terms and conditions of these leases.

The acquisition was funded using proceeds from a mortgage loan obtained on June 5, 2014, with Capital One, National Association $15,060,000 with a maturity on June 5, 2017 and from additional financings of $7,500,000 from a majority shareholder. The mortgage loan shall bear interest at a rate per annum equal to Four and Ninety-one hundredths of one percent (4.91%). The majority shareholder financing is unsecured, due on demand, and bears no interest.

The unaudited pro forma condensed consolidated balance sheet assumes that the acquisition occurred on February 28, 2014 and the unaudited pro forma condensed consolidated statements of operations assume that all acquisitions described above occurred on September 1, 2012.

(2)

Other Significant Transactions

As at May 31, 2014, the Company was indebted to Heng Fai, its majority shareholder, in the amount of $7,776,680, which is non-interest bearing, unsecured, and due on demand.

On July 17, 2014, we converted $7,468,142 of the Heng Fai loan to us into a Convertible Debenture (the “Convertible Debenture”) that bears interest at the rate of 8% per annum and is convertible into shares of our common stock at a conversion price of $0.03187 per share. Interest is payable monthly and the principal balance is due in full on June 31, 2015. The conversion price of the Convertible Debentures is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events.

On July 17, 2014, we agreed to issue 92,000,000 shares of our unregistered common stock upon conversion of $2,932,040 principal amount of the Convertible Debenture held by HFE USA, LLC, a wholly owned subsidiary of Heng Fai. Heng Fai assigned the Convertible Debenture to HFE USA, LLC on July 17, 2014 prior to the conversion.

On July 17, 2014, the Company declared a one-time dividend of $0.000213 per share payable to the holders of its common stock of record as of the close of business on July 31, 2014. Dividends shall be paid no later than the 20th day of the following month subject to compliance with applicable provisions of the Maryland General Corporation Law.